                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
                                                                        Contact:

                                                                   Daniel Briggs
                                   Vice President Finance and Investor Relations
                                                                  (212) 907-6134

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                 BISYS(R) REPORTS FISCAL THIRD QUARTER RESULTS
           -- Revenue Increases 11 Percent to Record $272 Million --


NEW YORK, N.Y. (April 22, 2004) -- BISYS, a leading provider of business process outsourcing solutions for the financial services sector, today reported the results of its fiscal third quarter ended March 31, 2004.

For the fiscal third quarter, BISYS reported net income of $3.2 million or $0.03 per diluted share, as compared to net income of $32.5 million or $0.27 per diluted share for the same period in fiscal 2003. Revenue for the quarter was $272.3 million, an increase of 11.2 percent from $244.8 million in the same period last year.

Actual results for the third quarter of fiscal 2004 include an additional provision in the Life Insurance division of $15.5 million or $0.13 per diluted share net of tax for a change in estimated losses in the commissions receivable portfolio and restructuring, impairment and other charges of $6.8 million or $0.06 per diluted share net of tax, primarily for the integration, consolidation, and reorganization of certain business operations, particularly in the Company's European Fund Services division and the Insurance and Education Services group. Included in the aforementioned $6.8 million charge is $3.1 million net of tax, for estimated additional contractual obligations in the Life Insurance division. Excluding the additional loss provision and the restructuring, impairment and other charges, pro forma net income was $25.5 million or $0.21 per diluted share for the third quarter of fiscal 2004.

According to Russ Fradin, BISYS' president and CEO, "During our fiscal third quarter, we generated solid internal revenue growth of five percent compared to the year ago period and strong cash flow. Our largest business group, Investment Services, experienced strong revenue growth compared to the year ago period, and improved operating earnings on a sequential basis compared to our second fiscal quarter ended December 31, 2003. Our Information Services group grew both revenue and operating earnings compared to the year ago period. While our Insurance and Education Services group has underperformed, principally because of the performance of our Life Insurance Services division, we are taking the actions necessary to position the division for future growth, and we expect our Life Insurance results to improve in fiscal year 2005. For the company in total, we believe that our strong revenue growth and consistent cash flows demonstrate the fundamental strength of our business, and that our sound strategic positioning will provide opportunities for future growth."

BISYS reported net income of $28.0 million or $0.23 per diluted share for the nine months ended March 31, 2004, as compared to net income of $78.0 million or $0.64 per diluted share for the nine months ended March 31, 2003. BISYS' nine months revenue increased to $773.0 million, up 9.6 percent over fiscal 2003 nine months revenue of $705.2 million. Net cash provided by operating activities for the nine months ended March 31, 2004 was $139 million, an increase of more than 18 percent from $119 million in the same period last year.

Actual results for the nine months ended March 31, 2004 include the additional provision in the Life Insurance division of $15.5 million or $0.13 per diluted share net of tax for a change in estimated losses in the commissions receivable portfolio and restructuring, impairment, and other charges of $21.3 million or $0.18 per diluted share net of tax. Actual results for the nine months ended March 31, 2003 include restructuring charges of $7.5 million or $0.06 per diluted share net of tax, related to the integration, consolidation, and relocation of certain business operations, primarily as a result of acquisition activity. Excluding the additional loss provision and the restructuring, impairment, and other charges, pro forma net income for the nine months ended March 31, 2004 was $64.8 million or $0.54 per diluted share, as compared to pro forma net income of $85.6 million or $0.70 per diluted share for the same period last year.

The Company has included the above pro forma information concerning the additional loss provision and the restructuring, impairment, and other charges to assist investors in analyzing BISYS' results of operations. The Company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.


ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 22,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 380 clients, representing more than 2,200 mutual funds, hedge funds, private equity funds, and other alternative investment products with approximately $750 billion in assets under administration. BISYS' largest group also provides retirement services to more than 18,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive information through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, long-term care, disability, and annuity products. BISYS is also the nation's second largest independent wholesale distributor of commercial property/casualty insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 215 certification and continuing education training courses, and a sophisticated suite of products and services that automate the entire licensing process. BISYS' INFORMATION SERVICES group supports approximately 1,450 banks, insurance companies, and corporations with industry-leading information processing and imaging solutions, turnkey asset retention solutions, and specialized corporate banking solutions. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                       ###

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)


                                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                                           MARCH 31,                        MARCH 31,

Statement of Operations Data:                         2004            2003            2004            2003
                                                    ---------       ---------       ---------       ---------
Revenues                                            $ 272,295       $ 244,776       $ 773,008       $ 705,232
                                                    ---------       ---------       ---------       ---------

Operating cost and expenses:

  Service and operating *                             197,582         141,076         518,785         412,751

  Selling, general and administrative                  48,673          43,892         144,199         131,071

  Amortization of intangible assets                     7,235           4,809          19,734          13,474

  Restructuring, impairment and other charges          10,815              --          25,590          12,079
                                                    ---------       ---------       ---------       ---------

Total expenses                                        264,305         189,777         708,308         569,375
                                                    ---------       ---------       ---------       ---------


Operating earnings                                      7,990          54,999          64,700         135,857


Interest income                                           391             270             998           1,178

Interest expense                                       (4,741)         (4,475)        (14,140)        (13,428)
                                                    ---------       ---------       ---------       ---------

Income before income taxes                              3,640          50,794          51,558         123,607


Income taxes                                              456          18,286          23,517          45,591
                                                    ---------       ---------       ---------       ---------
Net income                                          $   3,184       $  32,508       $  28,041       $  78,016
                                                    =========       =========       =========       =========


Basic earnings per share                            $    0.03       $    0.27       $    0.23       $    0.65

Diluted earnings per share                          $    0.03       $    0.27       $    0.23       $    0.64


Weighted average shares outstanding                   120,217         119,565         119,774         119,501


Weighted average equivalent shares outstanding        121,439         120,771         120,901         121,628


* Includes the impact of a change in estimated losses in the commissions receivable portfolio in the Life Insurance division of $24,700 in 2004.




                                                                THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                      MARCH 31,                      MARCH 31,

Pro forma:                                                       2004            2003            2004            2003
                                                              ----------      ----------      ----------      ----------
Reported net income                                           $    3,184      $   32,508      $   28,041      $   78,016
Addback:
Additional provision for change in estimated losses, net
of tax                                                            15,499              --          15,499              --

Restructuring, impairment and other charges, net of tax            6,786              --          21,269           7,549
Pro forma net income                                          $   25,469      $   32,508      $   64,809      $   85,565

Diluted earnings per share:
Reported net income                                           $     0.03      $     0.27      $     0.23      $     0.64
Addback:
Additional provision for change in estimated losses, net
of tax                                                              0.13              --            0.13              --

Restructuring, impairment and other charges, net of tax             0.06              --            0.18            0.06
Pro forma net income                                          $     0.21      $     0.27      $     0.54      $     0.70

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)


                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                   MARCH 31,                      MARCH 31,

Business Segment Data:                       2004            2003            2004            2003
                                           ---------       ---------       ---------       ---------
Revenues:
  Investment Services                      $ 148,295       $ 125,050         414,677       $ 367,847
  Insurance and Education Services            67,421          63,761         192,985         178,290
  Information Services                        56,579          55,965         165,346         159,095
                                           ---------       ---------       ---------       ---------
    Total                                  $ 272,295       $ 244,776       $ 773,008       $ 705,232
                                           =========       =========       =========       =========

Operating earnings (loss)*:
  Investment Services                      $  18,034       $  20,167          50,904       $  54,123
  Insurance and Education Services **        (10,781)         24,154          11,448          67,561
  Information Services                        16,900          15,779          44,626          42,009
  Corporate                                   (5,348)         (5,101)        (16,688)        (15,757)
                                           ---------       ---------       ---------       ---------
    Total                                  $  18,805       $  54,999       $  90,290       $ 147,936
                                           =========       =========       =========       =========


*    Excludes the impact of restructuring, impairment and other charges.

** Includes the impact of a change in estimated losses in the commissions receivable portfolio in the Life Insurance division of $24,700 in 2004.




                                                         MARCH 31,       JUNE 30,
Balance Sheet Data:                                        2004            2003
                                                        ----------      ----------

Cash and cash equivalents                               $   88,962      $   79,558
Restricted cash                                             61,995          26,603
Accounts receivable, net                                    99,202          96,237
Insurance premiums and commissions receivable, net         135,522         169,780
Total assets                                             1,630,806       1,526,893
Insurance premiums and commissions payable                 107,656          79,398
Short-term borrowings                                       70,000         172,000
Long-term debt                                             400,000         300,000
Stockholders' equity                                       817,348         785,061




Other Financial Data:                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                  MARCH 31,                   MARCH 31,

                                                             2004           2003           2004           2003
                                                            --------       --------       --------       --------

Capital expenditures                                        $ 10,961       $  8,643       $ 27,763       $ 33,821
Net cash provided by operating activities                   $ 54,089       $ 56,290       $139,296       $118,512
Effective tax rate, excluding impact of restructuring,
  impairment and other charges                                 31.02%         36.00%         36.08%         36.90%